UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 21, 2017

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On July 21, 2017, Mr. Vincent D. Foster notified Team, Inc. (“Team” or the “Company”) and its Board of Directors (the “Board”) of his decision, effective July 21, 2017, to resign from the Board to ensure there are no interlocking directorates under Section 8 of the Clayton Antitrust Act of 1914 (the “Clayton Act”). Mr. Foster’s resignation also applies to his roles as Chairman of the Audit Committee and his membership on the Executive Committee and the Corporate Governance and Nominating Committee of the Board. As a result of Mr. Foster’s resignation, the Board intends to reduce the size of the Board to seven members.

In addition to having served on the Board of Team, Mr. Foster serves on the Board of Directors of Quanta Services, Inc. (“Quanta”). It was determined that following a recently announced acquisition by Quanta, Mr. Foster could not continue to serve on the boards of both Team and Quanta without invoking Section 8 of the Clayton Act. Mr. Foster’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices. The notification letter from Mr. Foster is attached hereto as exhibit 17.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit number	Description

17	Letter of resignation from Vincent D. Foster.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President - Administration, Chief Legal Officer and Secretary
Dated: July 21, 2017

EXHIBIT INDEX

Exhibit No.	Description

17	Letter of resignation from Vincent D. Foster.